                                                                     EXHIBIT 1.1

                        1,550,000 Shares of Common Stock

                     CENTENNIAL SPECIALTY FOODS CORPORATION

                             UNDERWRITING AGREEMENT

                               _____________, 2003

J.P. Turner & Company, L.L.C.
5445 DTC Parkway, Suite 940
Greenwood Village, Colorado 80111

Dear Sirs:

         Centennial Specialty Foods Corporation, a Delaware corporation (the "Company"), hereby confirms its agreement with you (sometimes hereinafter referred to as the "Representative") and with the other members of the underwriting group (the "Underwriters") named on Schedule 1 hereto as follows:

1. Introductory. Subject to the terms and conditions herein contained, the Company proposes to sell to the several Underwriters an aggregate of 1,550,000 shares (the "Firm Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"). The Company also proposes to sell to the several Underwriters not more than 232,500 additional shares of Common Stock (15% of the number of shares constituting the Firm Shares) if requested by the Representative as provided in Section 3 of this Agreement. Any and all shares of Common Stock to be purchased by the Underwriters pursuant to such option are referred to herein as the "Additional Shares." The Firm Shares and any Additional Shares are collectively referred to herein as the "Shares."

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

                  a. The Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration statement, and may have filed one or more amendments thereto, on Form SB-2 (Registration No. 333-_____________), including in such registration statement and each such amendment, the information called for by Part I, audited consolidated financial statements of Stokes Ellis Foods Inc. ("Stokes Ellis") for the last two years or such other period as is appropriate, the information called for by Part II, the undertakings required by Form SB-2, the required signatures, the consents of experts required by Form SB-2, the exhibits, a related preliminary prospectus (a "Preliminary Prospectus") and any other information or documents which are required for the registration of the Shares, the warrants referred to in Section 5(p) (the "Representative's Warrants") and the shares referred to in Section 5(p) purchasable upon exercise of the Representative's Warrants (the "Representative's Warrant Shares"), under the Securities Act of 1933, as amended (the "Act"). As used in this Agreement, the term "Registration Statement" means such registration statement, including incorporated documents, all exhibits and consolidated financial statements and schedules thereto, as amended, when it becomes effective, and shall include the information with respect to the Shares, the Representative's Warrants, and the Representative's Warrant Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations promulgated under the Act (the "Regulations"), which information is deemed to be included therein when it becomes effective as provided by Rule 430A; the term "Preliminary Prospectus" means each prospectus included in the Registration Statement, or any amendments thereto, before it becomes effective under the Act and any prospectus filed by the Company with the consent of the Representative pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the securities covered by the Registration Statement in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term "Prospectus" shall mean the prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

                  b. When the Registration Statement becomes effective, and at all times subsequent thereto, to and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in
         Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the Underwriters or any dealers, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; and no Preliminary Prospectus, as of the date filed with the Commission, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this
         Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

                  c. Neither the Commission nor the "blue sky" or securities authority of any jurisdiction has issued an order (a "Stop Order") suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Shares, the Representative's Warrants, and the Representative's Warrant Shares, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

                  d. Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

                  e. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Prospectus. Following the acquisition of Stokes Ellis by the Company which shall occur simultaneously with the purchase and sale of the Firm Shares on the Closing Date as provided in Section 3, the sole subsidiary of the Company will be Stokes Ellis ("Subsidiary"). The Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the State of Colorado, with full corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Prospectus. The subsidiary has a subsidiary, Stokes Canning Company, which is duly organized and validly existing in good standing under the laws of the State of Colorado. Unless the context indicates otherwise, Subsidiary shall mean, for all purposes of this Agreement, Stokes Ellis and its subsidiary Stokes Canning Company. The Company and the Subsidiary are duly qualified to do business and are in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualifications necessary.

                  f. The authorized capital stock of the Company consists of 47,000,000 shares of Common Stock, of which 3,500,000 shares of Common Stock are issued and outstanding, and 2,000,000 shares of $0.0001 par value preferred stock, none of which are issued or outstanding. No more than 150,000 shares of the Company's common stock are issuable upon the exercise of outstanding derivative securities. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and as may be properly described in the Prospectus.

                  g. The consolidated financial statements of the Subsidiary included in the Registration Statement and the Prospectus fairly present with respect to the Subsidiary the consolidated financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. The consolidated financial statements have been prepared in accordance with generally accepted accounting principles, except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Subsidiary. The accountants whose reports on the audited consolidated financial statements are filed with the Commission as a part of the Registration Statement are, and during the periods covered by their reports included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company and the Subsidiary within the meaning of the Act and the Regulations. The unaudited Pro Forma Consolidated Combined Financial Statements included in the Prospectus have been prepared with the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the consolidated financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or the Subsidiary from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

                  h. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the knowledge of the Company, threatened or proposed with respect to the Company or the Subsidiary or their operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or the Subsidiary. Neither the Company nor the Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or the Subsidiary, nor is the Company or the Subsidiary required to take any action in order to avoid any such violation or default.

                  i. The Company and the Subsidiary have good and marketable title in fee simple to all real properties and good title to all other properties and assets which the Prospectus indicates are owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or the Subsidiary. No real property owned, leased, licensed, or used by the Company or the Subsidiary lies in an area which is, or to the knowledge of the Company will be, subject to zoning, use, or building code restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will, to the knowledge of the Company, exist which would prevent, the continued effective ownership, leasing, licensing, or use of such real property in the business of the Company or the Subsidiary, as presently conducted or as the Prospectus indicates they contemplate conducting, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or the Subsidiary.

                  j. Neither the Company nor the Subsidiary is, nor to the knowledge of the Company is any other party, now or is expected by the Company to be in material violation or breach of, or in material default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company or the Subsidiary, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Company and the Subsidiary enjoys peaceful and undisturbed possession under all leases and licenses under which they are operating. Neither the Company nor the Subsidiary is a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or which the Company based on its current knowledge believes may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or the Subsidiary. Neither the Company nor the Subsidiary is in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter document) or bylaws (or other operating agreement).

                  k. All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises, recipes, formulas, technology, know-how and other intangible properties and assets (all of the foregoing being herein called "Intangibles") that the Company or the Subsidiary owns or has pending, or under which they are licensed, are in good standing and currently uncontested. Except as otherwise disclosed in the Registration Statement, the Intangibles are owned by the Company or the Subsidiary, free and clear of all liens, security interests, pledges, and encumbrances. The Company or the Subsidiary has registered their trademarks, "Centennial Specialty Foods," the Centennial logo and the "Stokes" and "Ellis" brand names on the Principal Register of the United States Patent and Trademark Office. There is no right under any Intangible necessary to the business of the Company or the Subsidiary, as presently conducted or as the Prospectus indicates they contemplate conducting (except as may be so designated in the Prospectus). To the best knowledge of the Company, neither the Company nor the Subsidiary has infringed and is not infringing any Intangibles of others and the Company nor the Subsidiary has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company or the Subsidiary. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company or the Subsidiary.

                  l. Neither the Company nor the Subsidiary, nor any director, officer, agent, employee, or other person or acting with authority on behalf of the Company or the Subsidiary has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended by the International Anti-Bribery Act of 1998; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. Neither the Company nor the Subsidiary has accepted any material advertising allowances or marketing allowances from suppliers to the Company or to the Subsidiary and, to the extent any advertising allowance has been accepted, the Company or the Subsidiary has provided proper documentation to the supplier with respect to advertising as to which the advertising allowance has been granted.

                  m. The Company has all requisite power and authority to execute and deliver, and to perform thereunder each of this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been duly taken to authorize the execution and delivery, and performance thereunder by the Company of this Agreement and the Representative's Warrants. This Agreement has been duly authorized, executed, and delivered by the Company, is a legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. The Representative's Warrants have been duly authorized by the Company and, when executed and delivered by the Company, will be a legal, valid, and binding obligation of the Company, and will be enforceable against the Company in accordance with their terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution and delivery, or performance thereunder, by the Company of this Agreement or the Representative's Warrants except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under "blue sky" or securities laws which are required in connection with the transactions contemplated by this Agreement and which have been obtained at or prior to the date of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or the Subsidiary is a party, or to which any of their properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement or the Representative's Warrants; and the execution and delivery, and performance thereunder of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation (or other charter document) or bylaws of the Company or the Subsidiary (or other operating agreement), or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or the Subsidiary or to which any of their operations, businesses, properties, or assets are subject.

                  n. The Shares, the Representative's Warrants and the Representative's Warrant Shares are validly authorized and reserved for issuance. The Shares, when issued and delivered in accordance with this Agreement, and the Representative's Warrant Shares, when issued and delivered upon exercise of the Representative's Warrants and upon payment of the exercise price therefor, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, and the Representative will receive good title to the Shares purchased, the Representative will receive good title to the Representative's Warrants purchased and any purchaser of the Representative's Warrant Shares will upon payment of the exercise price of the Representative's Warrants receive good title thereto, all such title free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts.

                  o. The Shares, the Representative's Warrants and the Representative's Warrant Shares conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

                  p. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, neither the Company nor the Subsidiary has (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

                  q. Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the distribution of securities contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Shares.

                  r. The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

                  s. The Company has obtained from each stockholder who owns shares of Common Stock or derivative securities convertible into shares of the Common Stock, his, her or its enforceable written agreement that for a period of 12 months from the Effective Date, he, she or it will not, without the Representative's prior written consent, which shall not be unreasonably withheld, offer, sell, contract to sell, pledge, hypothecate, or grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument convertible into or exchangeable for shares of Common Stock (except that, subject to compliance with applicable securities laws, any such stockholder may transfer his, her or its stock in a transaction specified in such agreement, provided that any such transferee shall agree, as a condition to such transfer, to be bound by the restrictions set forth in the agreement, and further provided that the transferor, except in the case of the transferor's death, shall continue to be deemed the beneficial owner of such shares in accordance with Regulation 13d-(3) of the Exchange Act).

                  t. Except as otherwise provided in the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

                  u. The Company is eligible to use Form SB-2 for registration of the Shares, the Representative's Warrants and the Representative's Warrant Shares.

                  v. No unregistered securities of the Company, of an affiliate of the Company or of a predecessor of the Company have been sold within three years prior to the date hereof, except as described in the Registration Statement.

                  w. Except as set forth in the Registration Statement, there is and at the Closing Date there will be no action, suit or proceeding before any court, arbitration tribunal or governmental agency, authority or body pending or, to the knowledge of the Company, threatened which might result in judgments against the Company or the Subsidiary not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company or the Subsidiary or would materially affect the properties or assets of the Company or the Subsidiary.

                  x. The Company and the Subsidiary have filed all federal and state tax returns which are required to be filed by them and have paid all taxes shown on such returns and all assessments received by them to the extent such taxes have become due. All taxes with respect to which the Company or the Subsidiary is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

                  y.       Except as set forth in the Registration Statement:

                           i. The Company and the Subsidiary have obtained all
                  permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by the Company or the Subsidiary (the "Property"), all such permits, licenses and authorizations, if any, obtained are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and the Company and the Subsidiary are in material compliance with all material terms and conditions of all such permits, licenses and authorizations, if any, obtained by the Company or the Subsidiary.

                           ii. The Company, the Subsidiary and the Property are
                  in compliance with all material provisions of Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                           iii. Neither the Company nor the Subsidiary has, and
                  to the knowledge of the Company, no other person has, released, placed, stored, buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities, operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by the Company or the Subsidiary except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company or the Subsidiary (which inventories and wastes, if any, were and are stored or disposed of materially in accordance with applicable laws and regulations and in a manner such that there has been no material release of any such substances into the environment).

                           iv. There exists no written or tangible report,
                  synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of the Company or the Subsidiary (whether or not prepared by experts and whether or not in the possession of the executive officers of the Company).

                           v.       Definitions:  As used herein:

                                    (1) Environmental Laws means all federal,
                           state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

                                    (2) Hazardous Substances, Oils, Pollutants
                           or Contaminants means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R. 300.6, or defined as such under any Environmental Law.

                                    (3) Release means any release, spill,
                           emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

                  z. No authorization, approval, consent or order of, or filing with, any Federal, state or local governmental body, authority, self regulatory authority, agency or official (collectively, the "Governmental Authorities") is necessary in connection with the issuance and sale of the Shares and the consummation of the transactions contemplated hereby, except such as may be required by the NASD or have been obtained under the applicable laws, rules and regulations maintained and enforced by the Governmental Authorities in their respective jurisdictions or under the Act, state securities or Blue Sky laws or regulations.

                  aa. Any pro forma financial or other information and related notes included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Act and the rules and regulations of the

         Commission thereunder and present fairly the pro forma information shown, as of the dates and for the periods covered by such pro forma information. Such pro forma information, including any related notes and schedules, has been prepared on a basis consistent with the historical financial statements and other historical information, as applicable, included in the Registration Statement, the Preliminary Prospectus and the Prospectus, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis to give effect to historical and, if applicable, proposed transactions described in the Registration Statement, each Preliminary Prospectus and the Prospectus.

         All of the above representations and warranties shall survive the performance or termination of this Agreement.

3. Purchase, Sale, and Delivery of the Shares. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Shares set forth opposite the Underwriters' names in Schedule 1 hereto.

         The purchase price per Firm Share to be paid by the Underwriters shall be $______. The initial public offering price of the Shares shall be $_____.

         Payment for the Firm Shares by the Underwriters shall be made by wire transfer or by certified or official bank check in clearing house funds, payable to the order of the Company at the offices of J.P. Turner & Company, L.L.C., 5445 DTC Parkway, Suite 940, Greenwood Village, Colorado 80111, or at such other place as the Representative shall determine and advise the Company by at least two full days' notice in writing, upon delivery of the Shares to the Representative. Such delivery and payment shall be made at 10:00 a.m., Mountain Time, on the third business day following the time of the initial public offering, as defined in Section 10(a) hereof, unless the Commission declares the Registration Statement effective after 4:30 p.m. Eastern time, in which event delivery and payment shall be made on the fourth business day following the time of the initial public offering. The time and date of such delivery and payment are herein called the "Closing Date." Delivery of the Shares may be made, at the option of the Representative, through the facilities of The Depository Trust Company.

         In addition, the Company hereby grants to the Representative the option to purchase all or a portion of the Additional Shares as may be necessary to cover over-allotments, at the same purchase price per Additional Share as the price per Firm Share provided for in this Section 3. The Representative may purchase Additional Shares when exercising such option, in its sole discretion. This option may be exercised by the Representative on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the 45th day following the Effective Date of the Registration Statement, by written notice by the Representative to the Company. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the time and date, as determined by the Representative, when such Additional Shares are to be delivered (each such time and date are herein called an "Additional Closing Date"); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the third business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given; and further provided, that not more than two Additional Closings shall be noticed and held following the initial purchase of Additional Shares by the Representative.

         Payment for the Additional Shares shall be made by wire transfer or by certified or official bank check in clearing house funds payable to the order of the Company at the offices of J.P. Turner & Company, L.L.C., 5445 DTC Parkway, Suite 940, Greenwood Village, Colorado 80111, or at such other place as you shall determine and advise the Company by at least two full days' notice in writing, upon delivery of certificates representing the Additional Shares to you.

         Certificates for the Shares purchased shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date or Additional Closing Date, as applicable. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to any such closing with respect thereto.

         If for any reason one or more Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) to purchase and pay for the number of Firm Shares agreed to be purchased by such Underwriter, the Company shall immediately give notice thereof to the Representative, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by the Representative of such notice, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representative and such purchasing Underwriter or Underwriters and upon the terms herein set forth, the Firm Shares which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Firm Shares, the number of Firm Shares which each non-defaulting Underwriter is otherwise obligated to purchase under the Agreement shall be automatically increased pro rata to absorb the remaining Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase in excess of 10% of the total number of Firm Shares which such non-defaulting Underwriter agreed to purchase hereunder, and provided further that the non-defaulting Underwriters shall not be obligated to purchase any Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase if such additional purchase would cause the Underwriter to be in violation of the net capital rule of the Commission or other applicable law. If the total number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within the 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representative for the purchase of such Firm Shares on the terms herein set forth. In any such case, either the Representative or the Company shall have the right to postpone the Closing for not more than seven business days after the date originally fixed as the Closing in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter, except the Company shall be liable for actual expenses incurred by the Representative as provided in Section 10 hereof, and without any liability on the part of any non-defaulting Underwriter to the Company.

         Nothing contained herein shall relieve any defaulting Underwriter of its liability, if any, to the Company or to the remaining non-defaulting Underwriters for damages occasioned by its default hereunder.

4. Offering. The Underwriters are to make a public offering of the Shares as soon, on or after the effective date of the Registration Statement, as the Representative deems it advisable so to do. The Shares are to be initially offered to the public at the initial public offering price as provided for in
Section 3 (such price being herein called the "public offering price"). After the initial public offering, you may from time to time increase or decrease the price of the Shares in your sole discretion, by reason of changes in general market conditions or otherwise.

5.       Covenants of the Company.  The Company covenants that it will:

                  a. Use its best efforts to cause the Registration Statement to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of Prospectus omitting certain information pursuant to Rule 430A of the Regulations, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

                  b. Notify you immediately, and confirm such notice in writing,
         (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the "blue sky" or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

                  c. During the time when a prospectus relating to the Shares is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares and Representative's Warrant Shares in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Shares or Representative's Warrant Shares is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Representative, the Registration Statement or the Prospectus, as then amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

                  d. Deliver without charge to you at locations of your choosing such number of copies of each Preliminary Prospectus and Prospectus as you may reasonably request and, as soon as the Registration Statement or any amendment thereto becomes effective or a supplement is filed, deliver without charge to you two signed copies of the Registration Statement or such amendment thereto, as the case may be, including exhibits, and two copies of any supplement thereto, and deliver without charge to you such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as you may reasonably request for the purposes contemplated by the Act.

                  e. Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Shares and Representative's Warrant Shares for offering and sale under the "blue sky" or securities laws of such jurisdictions as you may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

                  f. Make generally available (within the meaning of Section 11(a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than 15 months after the date of the Prospectus, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

                  g. For a period of 12 months after the date of the Prospectus, not, without your prior written consent, offer, issue, sell, contract to sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of the Company's preferred stock or any shares of Common Stock (or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for shares of Common Stock) except as provided in Section 3 and except (i) with the Representative's prior written consent, (ii) in connection with an acquisition, (iii) upon exercise of the Representative's Warrants, and (iv) the grant of options and issuance of shares of Common Stock on exercise thereof to the independent directors of the Company under the 2003 Non-Employee Directors' Stock Option Plan.

                  h. For a period of five years after the Effective Date of the registration statement, furnish you, without charge, the following, unless and to the extent such information is posted on the Company's web site or is accessible through the Commission's web site:

                           i. Within 90 days after the end of each fiscal year,
                  subject to extension for up to an additional 15 days, three copies of consolidated financial statements certified by independent certified public accountants, including a balance sheet, statement of operations, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules (if applicable), prepared in accordance with generally accepted accounting principles, at the end of such fiscal year and for the 12 months then ended;

                           ii. As soon as practicable after they have been sent
                  to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

                           iii. As soon as practicable, two copies of every
                  press release and every material news item and article in respect of the Company or its affairs which was released by the Company;

                           iv. Notice of any regular quarterly or special
                  meeting of the Company's Board of Directors concurrently with the sending of such notice to the Company's directors;

                           v. As soon a practicable after filing, copies of all
                  materials filed with the Commission pursuant to the Exchange Act if such material is not accessible via the Commission's website; and

                           vi. Such additional documents and information with
                  respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request.

                  i. Prior to the Effective Date, and continuing for such period of time that the Company's Common Stock is publicly traded, designate and maintain an Audit Committee comprised of members that comply with the obligations impaired by applicable law and the Company's procedures and policies, and designate and maintain a Compensation Committee, the composition of which shall comply with applicable law and the listing standards of the exchange or automated quotation system on which the Company's shares trade, the members of which shall be subject to your reasonable approval, which will generally supervise the financial affairs of the Company and review executive compensation, respectively.

                  j. Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but not less than two full business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements of the Company which have been read by the Company's independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(e).

                  k. File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the Effective Date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Representative shall have approved such filing in writing within a reasonable time of receipt thereof.

                  l. Comply with all periodic reporting and proxy solicitation requirements which may from time to time be applicable to the Company as a result of the Company's registration under the Exchange Act on a registration statement on Form 8-A .

                  m. Comply with all provisions of all undertakings contained in the Registration Statement.

                  n. Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference and grant no interviews with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or this offering, without your prior written consent.

                  o. File timely with the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), and The Nasdaq Stock Market all reports required to be filed.

                  p. On or prior to the Closing Date, sell to the Representative for a total purchase price of $10.00, Representative's Warrants entitling the Representative or its assigns to purchase 155,000 shares of Common Stock at a price equal to 120% of the initial public offering price of the Shares, with the terms of the Representative's Warrants, including exercise period, anti-dilution provisions, exercise price, exercise provisions, transferability, and registration rights, to be in the form filed as an exhibit to the Registration Statement.

                  q. Until expiration of the Representative's Warrants, keep reserved a sufficient number of shares of Common Stock for issuance as Representative's Warrant Shares upon full exercise of the Representative's Warrants.

                  r. Upon the Closing Date, engage a financial public relations firm acceptable to the Representative to assist the Company in preparing regular announcements and disseminating such information to the financial community, such engagement of such public relations firm or another firm reasonably acceptable to the Representative to extend for four consecutive six month terms; provided the Representative shall have the right to reasonably approve the public relations firm before the renewal of any six-month term, which approval shall not be unreasonably withheld.

                  s. Adopt procedures for the application of the net proceeds it receives from the sale of the Shares and apply the net proceeds from the sale of the Shares substantially in the manner set forth in the Registration Statement, which does not contemplate repayment of debt to officers, directors, stockholders, derivative security holders or affiliates of the Company, unless any deviation from such application is in accordance with the Registration Statement and occurs only after approval by the Board of Directors of the Company and then only after the Board of Directors has obtained the written opinion of recognized legal counsel experienced in federal and state securities laws as to the propriety of any such deviation.

                  t. Within the time period which the Prospectus is required to be delivered under the Act, comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be enforced, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealing in the Shares.

                  u. At the Closing, deliver to the Representative true and correct copies of the Certificate of Incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of the Company; true and correct copies of the bylaws of the Company and of the minutes of all meetings of the directors and stockholders of the Company held prior to the Closing which in any way relate to the subject matter of this Agreement or the Registration Statement.

                  v. Use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 7 hereof.

                  w. File with the Commission all required information concerning use of proceeds of the Public Offering in Forms 10-QSB and 10-KSB (or 10-Q and 10-K as required) in accordance with the provisions of the Exchange Act and to provide a copy of such reports to the Representative and its counsel if such reports are not accessible on the Company's web site or on the Commission's web site.

                  x. Supply to the Representative and the Representative's counsel at the Company's cost, three leather-bound volumes each containing material documents (including but not limited to all documents and appropriate correspondence filed with or received from the Commission, NASD and Nasdaq and all closing documents) relating to the offering of the Shares within a reasonable time after the Closing, not to exceed 120 days.

                  y. As soon as possible prior to the Effective Date, and as a condition of the Underwriter's obligations hereunder, (i) have the Company listed on an accelerated basis in the Daily News Supplement of Standard and Poor's Corporation Records and maintain such a listing for not less than 10 years from the Closing Date in Standard &

         Poor's Standard Corporation Records, if required for blue sky exemptions or qualifications; (ii) have the Common Stock authorized for listing on The Nasdaq SmallCap Market as of the Effective Date, on the Closing Date, on the Additional Closing Date and thereafter for at least 10 years provided the Company is in compliance with The Nasdaq SmallCap Market's maintenance requirements; and (iii) have appointed Corporate Stock Transfer, Inc. in Denver, Colorado, or a firm acceptable to the Representative as its transfer agent, subject to such transfer agent providing the competitive pricing.

                  z. Continue, for a period of at least five years following the Effective Date of the Registration Statement, to appoint such auditors as are reasonably acceptable to the Representative, which auditors shall (i) prepare consolidated financial statements in accordance with Regulation S-X under the General Rules and Regulations of the Act and
         (ii) review (but not audit) the Company's consolidated financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company's 10-QSB (or 10-Q as required) quarterly report and the mailing of quarterly financial information to security holders.

                  aa. For a period of five years after the Effective Date, distribute an annual report to all stockholders meeting the requirements of Section 14a-3 of the Exchange Act and setting forth clearly the financial position of the Company.

                  bb. Cause its transfer agent to furnish the Representative a duplicate copy of the daily transfer sheets prepared by the transfer agent during the six-month period commencing on the Effective Date of the Registration Statement and instruct the transfer agent to timely provide, upon the request of the Representative, duplicate copies of such transfer sheets and/or a duplicate copy of a list of stockholders, all at the Company's expense, for a period of 4-1/2 years after such six-month period.

                  cc. Refrain from filing a Form S-8 registration statement for a period of 12 months from the Effective Date of the Registration Statement without the Representative's prior written consent.

                  dd. Afford the Representative the right, but not the obligation, commencing on the Effective Date and surviving for a period of five years, to designate an observer to attend meetings of the Board of Directors. The designee, if any, and the Representative will receive notice of each meeting of the Board of Directors in accordance with Delaware law. Any such designee will receive reimbursement for all reasonable costs and expenses incurred in attending meetings of the Board of Directors, including but not limited to, food, lodging and transportation, together with such other cash fee or such cash compensation as is paid by the Company to the highest compensated outside member of the Board of Directors. Moreover, to the extent permitted by law, the Representative and its designee shall be indemnified for the actions of such designee as an observer to the Board of Directors and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and/or directors, to the extent permitted under such policy, each of the Representative and its designee shall be an insured under such policy. During the stated five-year period, the Representative's adviser to the Company's Board of Directors will be (i) invited to attend meetings of the Company's Board of Directors; (ii) provided with a copy of all actions by unanimous written consent of the Board of Directors in lieu of an actual meeting; (iii) furnished with a copy of all public filings by the Company and Company press releases as released unless and to the extent such filings and press releases are posted on the Company's web site or the Commission's web site; (iv) updated by the Company's management on at least a quarterly basis, regarding the Company's activities, prospects and financial condition; and (v) advised promptly of material events to the extent consistent with applicable law. During the initial two years after the effective date, the Company will hold meetings of its Board of Directors at intervals of at least quarterly. Any adviser designated by the Representative, as herein provided, shall be acceptable to the Company so long as such person is not employed by or affiliated with a competitor of the Company (it being understood that affiliation shall be defined as such term is used in the Exchange Act and shall not encompass trading in the securities of, or ownership of less than 5% of, common stock in a competitor to the Company), which acceptance shall not be unreasonably withheld, and such designated adviser shall make certain representations in writing to the Company concerning his responsibilities under the federal securities laws with respect to information obtained by such adviser as a result of his attendance at meetings of the Board of Directors of the Company and as a result of the receipt by him of other nonpublic information concerning the Company.

                  ee. Use Bowne of Denver as its financial printer and pay all statements rendered by Bowne in accordance with the letter of intent between the Company and the Underwriter dated February 20, 2003.

                  ff. Cause stockholders owning up to a majority of the Company's shares of Common Stock outstanding prior to the offering to place in an escrow account an aggregate of 300,000 shares of Common Stock at or prior to the Effective Date. Such shares of Common Stock shall be subject to release from escrow upon: (i) the Company achieving net income exceeding $1.5 million in fiscal year 2004; or (ii) the Company achieving net income exceeding $4.0 million in fiscal year 2005. In the event the Company fails to meet the criteria set forth above in fiscal 2004 or fiscal 2005, the escrowed shares of Common Stock shall be released at the earlier of: (i) seven years from the Effective Date, or (ii) consummation of a merger, acquisition or exchange in which the Company is not the surviving entity or in which the shareholders of the Company own less than 50% of the outstanding capital stock of the surviving entity following such transaction or the sale of all or substantially all of the assets of the Company that is approved by a majority of the holders of the outstanding shares excluding the shares held in the escrow account.

                  gg. Comply in all material respects with The Nasdaq SmallCap Market and Boston Stock Exchange listing criteria and rules of The Nasdaq SmallCap Market and Boston Stock Exchange, including without limitation, their corporate governance rules.

                  hh. Caused all officers, directors and holders of five percent or more of the Common Stock of the Company to agree in writing not to, and the Company agrees that it will not, sell, transfer, hypothecate or convey any capital stock or derivative securities of the Company through a "Regulation S" transaction for a minimum period of three years from the Effective Date.

                  ii. Comply in all material respects with the representations, warranties and covenants of the Company and the Subsidiary contained in the Stock Purchase Agreement and Senior Loan Agreement between the Company and James E. Lewis and Janis M. Lewis.

6. Payment of Expenses. The Company hereby agrees to pay all expenses (subject to the last sentence of this Section 6) in connection with the offering, including but not limited to (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus, including NASD, SEC, The Nasdaq SmallCap Market and Boston Stock Exchange filings and/or application fees, and the printing, filing, distribution, and mailing of this Agreement, any Agreement Among Underwriters, Selected Dealers Agreement, preliminary and final Blue Sky Memorandums, material to be circulated to the Underwriters by you and other incidental or related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus, and any amendments or supplements thereto, supplied and delivered to the Representative in quantities and locations as this Representative requests,
(b) the issuance, sale, transfer, and delivery of the Firm Shares, Additional Shares, the Representative's Warrants and the Representative's Warrant Shares, including, without limitation, any original issue, transfer or other taxes payable thereon and the costs of preparation, printing and delivery of certificates representing such securities, as applicable, (c) the qualification of the Firm Shares, Additional Shares, the Representative's Warrants and the Representative's Warrant Shares under state or foreign "blue sky" or securities laws, which qualification shall be undertaken by counsel to the Representative at the Company's expense, (d) the fees and disbursements of counsel for the Company and the accountants for the Company, (e) the listing of the Shares on The Nasdaq SmallCap Market and Boston Stock Exchange, and (f) the Representative's non-accountable expense allowance equal to 3% of the aggregate gross proceeds from the sale of the Shares. Prior to or immediately following the Closing Date, the Company shall bear the costs of tombstone announcements if requested to do so by the Representative. The Company shall have paid for all expenses incurred in connection with any road shows.

         The Company has previously remitted to the Representative the sum of $50,000, which sum has been credited as a partial payment in advance of the non-accountable expense allowance provided for in Section 6(f) above.

7. Conditions of Underwriters' Obligations. The Underwriters' obligation to purchase and pay for the Firm Shares and Additional Shares, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof, as of the Closing Date and as of each Additional Closing Date, to the performance by the Company of its obligations hereunder, and to the following conditions:

                  a. The Registration Statement shall have become effective under the Act, and the Firm shares shall have been registered under
         Section 12(b) of the Exchange Act, not later than 5:00 p.m., Mountain time, on the date of this Agreement or such later date and time as shall be consented to in writing by you.

                  b. At the Closing Date and any Additional Closing Date, you shall have received the favorable opinion of Holland & Hart, LLP, counsel for the Company, dated the date of delivery, addressed to you, and in form and scope satisfactory to your counsel, to the effect that:

                           i. The Company is a corporation duly organized,
                  validly existing, and in good standing under the laws of the State of Delaware, with full power and authority to own, lease, and operate its properties and to conduct its business as described by the Registration Statement and the Prospectus, and any amendment or supplement thereto, and counsel has no knowledge that the Company does not have all necessary consents, authorizations, approvals, orders, certificates, and permits of and from, and has not made all declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary;

                           ii. The Subsidiary and its subsidiary are
                  corporations duly organized and validly existing in good standing under the laws of their respective states or incorporation or formation, with full corporate power and authority to own, lease, and operate its properties and to conduct their business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto); and all the outstanding shares of capital stock of each have been duly authorized and validly issued, are fully paid and nonassessable, and are owned by the Company, free and clear of any perfected security interest, or, to the best knowledge of such counsel after reasonable inquiry, any other security interest, lien or other encumbrance;

                           iii. The authorized capital stock of the Company as
                  of the date of this Agreement consisted of 47,000,000 shares of Common Stock, of which 3,500,000 shares of Common Stock are issued and outstanding, and 2,000,000 shares of Preferred Stock, none of which are issued and outstanding; 150,000 shares of the Company's capital sock are issuable upon the exercise of options issued or issuable and there have been no changes in the authorized and outstanding capital stock or options of the Company since the date of this Agreement, except as contemplated by the Registration Statement and the Prospectus. Each outstanding share of capital stock is validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof, has not been issued and is not owned or held in violation of any preemptive right of stockholders. To the knowledge of counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and except as is properly described in the Prospectus. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus;

                           iv. To the knowledge of counsel, there is no
                  litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or proposed (or any basis therefor) with respect to the Company or the Subsidiary or any of their respective operations, businesses, properties, or assets, except as is properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or the Subsidiary. To the knowledge of counsel, neither the Company nor the Subsidiary is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus and does not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or the Subsidiary, nor is the Company or the Subsidiary required to take any action in order to avoid any such violation or default;

                           v. Neither the Company, nor the Subsidiary is now or
                  is expected by the Company to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company or the Subsidiary;

                           vi. Neither the Company nor the Subsidiary is in
                  violation or breach of, or in default with respect to, any term of its Certificate of Incorporation (or other charter document) or bylaws (or other operating agreement);

                           vii. The Company has all requisite power and
                  authority to execute and deliver and to perform under this Agreement and the Representative's Warrants. All necessary corporate proceedings of the Company have been taken to authorize the execution and delivery and performance thereunder by the Company of this Agreement and the Representative's Warrants. Each of this Agreement and the Representative's Warrants have been duly authorized, executed and delivered by the Company, and is a legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) enforceable as to the Company in accordance with its respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution or delivery, or performance thereunder by the Company of this Agreement or the Representative's Warrants (except filings under the Act which have been made prior to the Closing Date, and consents consisting only of consents under "blue sky" or securities laws which are required in connection with the transactions contemplated by this Agreement, and which counsel has been advised by counsel to the Representative have been obtained on or prior to the date the Registration Statement becomes effective under the Act). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company or the Subsidiary is a party, or to which any of their properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement or the Representative's Warrants; and the execution and delivery and performance thereunder of this Agreement and the Representative's Warrants will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Certificate of Incorporation (or other charter document) or bylaws (or other operating agreement) of the Company or the Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or the Subsidiary or to which any of their material operations, businesses, properties, or assets are subject;

                           viii. The Shares are, and the Representative's
                  Warrant Shares will be upon exercise of the Representative's Warrants in accordance with their terms, validly authorized, validly issued, fully paid, and nonassessable and are not issued in violation of any preemptive rights of shareholders, and the Underwriters will have received good title to the Shares purchased by them from the Company upon payment therefor, free and clear of all liens, security interests, pledges, charges, encumbrances, shareholders' agreements, and voting trusts. The Representative's Warrant Shares have been duly and validly reserved for issuance pursuant to the terms of the Representative's Warrants. The Shares, the Representative's Warrants and the Representative's Warrant Shares conform to all statements relating thereto contained in the Registration Statement or the Prospectus;

                           ix. To the knowledge of counsel, all contracts,
                  agreements, instruments, leases, and licenses that are required to be described in the Registration Statement or the Prospectus have been properly described therein. To the knowledge of counsel, all contracts, agreements, instruments, leases, or licenses required to be filed as an exhibit to the Registration Statement have been filed with the Commission as an exhibit to or have been incorporated as an exhibit by reference into the Registration Statement;

                           x. Insofar as statements in the Prospectus purport to
                  summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized, are correct in all material respects; and the Company and the Subsidiary is in material compliance with all such provisions to the knowledge of such counsel;

                           xi. Except as provided in the Registration Statement,
                  no person or entity has the right to require registration of shares of common stock or other securities of the Company because of the filing or effectiveness of the Registration Statement;

                           xii. The Registration Statement has become effective
                  under the Act. No Stop Order has been issued and no proceedings for that purpose have been instituted or threatened;

                           xiii. The Registration Statement and the Prospectus,
                  and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Regulations;

                           xiv. Such counsel has no knowledge that either the
                  Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading

                  (except that no opinion need be expressed as to the consolidated financial statements and other financial or statistical data and schedules which are or should be contained therein);

                           xv. Such counsel has no knowledge of any event which
                  has occurred since the Effective Date which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus that has not been set forth in such an amendment or supplement;

                           xvi. To the knowledge of counsel, the Company is not
                  currently offering any securities for sale except as described in the Registration Statement;

                           xvii. Such counsel has no knowledge of any promoters,
                  affiliates, parents or subsidiaries of the Company except as are described in the Registration Statement;

                           xviii. Counsel has no knowledge of any subsidiaries
                  of the Company except as described in the Registration Statement;

                           xix. To the knowledge of counsel, the Company and the
                  Subsidiary own or possess, free and clear of all liens or encumbrances and rights thereto or therein by third parties, the requisite licenses or other rights to use all trademarks, copyrights, service marks, service names, trade names and licenses necessary to conduct business (including without limitation, any such licenses or rights described in the Registration Statement as being owned or possessed by the Company or the Subsidiary) (all of which are collectively referred to herein as the "Intellectual Property"); there is no actual or, to counsel's knowledge, pending or threatened claim, proceeding or action by any person pertaining to or which challenges the exclusive rights of the Company or the Subsidiary with respect to any of the Company's Intellectual Property;

                           xx. The Company is not a party to any agreement
                  giving rise to any obligation by the Company or any subsidiary to pay any third-party royalties or fees of any kind whatsoever with respect to any intellectual property developed, employed, used or licensed by the Company or the Subsidiary, other than is disclosed in the Prospectus;

                           xxi. The Shares have been approved for listing on The
                  Nasdaq SmallCap Market and the Boston Stock Exchange;

                           xxii. Such counsel has not been informed that Company
                  or the Subsidiary are not in compliance with any Environmental Laws or that the Company is not in full compliance with all permits, licenses and authorizations relating to Environmental Laws; and

                           xxiii. To the knowledge of counsel, the issued and
                  outstanding shares of Common Stock and all other securities issued and sold or exchanged by the Company were not required to be registered under any applicable federal securities laws and regulations when issued and sold or exchanged and were issued and sold or exchanged in compliance with applicable exemptions from registration under federal securities laws.

                           xxiv. Such counsel has not been informed that the
                  Company, the Subsidiary and Hoopeston Foods Denver Corp. are not in compliance with applicable regulations relating to the manufacture or distribution of food products, including regulations administered by the U.S. Food and Drug Administration and the U.S. Department of Agriculture.


         In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States and the laws of the State of Delaware, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the Representative) of other counsel, acceptable to counsel for the Representative, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company is reasonable; (B) as to matters of fact, to the extent the Representative deems proper, on certificates of responsible officers of the Company; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Representative.

                  c. You shall have been furnished such information, documents, certificates, and opinions as you may reasonably require for the purpose of enabling you to review the matters referred to in this
         Section 7, and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

                  d. You shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the conditions set forth in Section 7(a) have been satisfied, that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

                  e. At the time this Agreement is executed and at the Closing Date and each Additional Closing Date, as the case may be, you shall have received letters from Ehrhardt Keefe Steiner & Hottman PC, Certified Public Accountants, addressed to you and dated the date of delivery but covering a period within three business days of such date, in form and substance satisfactory to you.

                  f. All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Firm Shares and the Additional Shares shall be satisfactory in form and substance to you and to counsel for the Representative, and you shall have received a favorable opinion from counsel to the Company, dated as of the Closing Date or the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Sections 7(b) and with respect to such other related matters as you may reasonably request.

                  g. The NASD, upon review of the terms of the public offering of the Firm Shares and the Additional Shares shall not have objected to your participation in such offering.

                  h. The Company shall have received notice that the Common Stock will be quoted on The Nasdaq SmallCap Market and traded on the Boston Stock Exchange as of the Effective Date.

         Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Representative shall be deemed a representation and warranty by such officer individually in his capacity as an officer and by the Company hereunder to the Representative as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

8.       Indemnification and Contribution.

                  a. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, the Representative, and each of their officers, directors, partners, employees, agents, managers, members, sureties and counsel, and each person, if any, who controls the Representative or any one of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys' fees, expert witness fees, and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 8 collectively called an "application") in any jurisdiction in order to qualify the Common Stock under the "blue sky" or securities laws thereof or filed with the

         Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement; however, the Company shall have no liability under this Section 8 if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be.

         If any action is brought against the Underwriters, the Representative or any of their officers, directors, partners, employees, agents, managers, members, sureties or Representative's counsel, or any controlling persons of an Underwriter or the Representative (an "indemnified party") in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this
Section 8(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent and shall not be liable for the fees and expenses of more than two sets of counsel to the indemnified parties. The

Company agrees promptly to notify the Underwriters and the Representative of the commencement of any litigation or proceedings against the Company or against any of its officers, directors, control persons or affiliates in connection with the sale of the Shares, any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

                  b. The Underwriters agree to indemnify and hold harmless the Company, the Company's counsel, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriters to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of the number of Firm Shares and Additional Shares sold hereunder and the initial public offering price per Share set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus, the information under "Underwriting" and the identification of counsel to the Representative under "Legal Matters" constitute the only information furnished in writing by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against the Underwriters pursuant to this Section 8(b), the Underwriters shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

                  c. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this
         Section 8 is for any reason held to be unavailable to an indemnified person in this Section 8, then the Company shall contribute to the damages paid by the several Underwriters, and the several Underwriters shall contribute to the damages paid by the Company; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the sale of the Firm Shares and Additional Shares (taking into account the portion of the proceeds of the offering realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Firm Shares and Additional Shares purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
         Section 15 of the Act, shall have the same rights to contribution as the Company. Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

9. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Representative, the Underwriters or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Firm Shares and Additional Shares to the Underwriters for a period equal to the statute of limitations for claims related hereto, but not to exceed an aggregate of four years from the date hereof.

10.      Effective Date of This Agreement and Termination Thereof.

                  a. This Agreement shall be executed within 24 hours of the Effective Date of the Registration Statement and shall become effective on the Effective Date or at the time of the initial public offering of the Shares, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by the Representative for publication of the first newspaper advertisement which is subsequently published relating to the Shares or the time, after the Registration Statement becomes effective, when the Shares are first released by the Representative for offering by dealers by letter, telegram, facsimile or e-mail, whichever shall first occur. The Representative or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 10, by giving the notice indicated in Section 10(c) before the time this Agreement becomes effective.

                  b. The Representative shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York or Boston Stock Exchange or The Nasdaq SmallCap Market or in the over-the-counter market; or if there shall exist major hostilities or other national or international calamity, or terrorist activity causes significant disruption of the financial markets; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representative's opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Firm Shares and Additional Shares, as the case may be; or if there shall have been such material and adverse change in the market for securities in general so as to make it inadvisable to proceed with the offering, sale, and delivery of the Shares, as the case may be, on the terms contemplated by the Prospectus due to the impaired investment quality of the Shares; or if the Dow Jones Industrial Average or the Nasdaq Composite Index shall have fallen by 15% or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission or on any subsequent date prior to and including the Closing Date.

                  c. If the Representative elects to prevent this Agreement from becoming effective as provided in this Section 10, or to terminate this Agreement, it shall notify the Company promptly by telephone, telex, or telegram, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective, the Company shall notify the Representative promptly by telephone, telex, or telegram, confirmed by letter.

                  d. If, prior to Closing, the Company is acquired, merges, sells all or substantially all of its assets or otherwise effects a corporate reorganization with any other entity and, as a result, the offering is abandoned by the Company, then the

         Company shall pay the Representative a financial advisory fee of $100,000 (One Hundred Thousand Dollars) which the Company and the Representative agree is fair compensation to the Representative. The Representative shall act as the Company's investment banker in connection with any such acquisition and render such services as are customary in connection therewith in consideration for this fee. Any fee payable with respect to a fairness opinion shall be in addition to the advisory fee discussed above.

                  e. Anything in this Agreement to the contrary notwithstanding other than Section 10(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 10 or if this Agreement shall terminate or shall otherwise not be carried out prior to December 31, 2003 because (i) of any reason solely within the control of the Company or its stockholders and not due to the breach of any representation, warranty or covenant or bad faith of the Representative, (ii) the Company unilaterally withdraws the proposed public offering from the Representative in favor of another underwriter, (iii) the Company does not permit the Registration Statement to become effective, (iv) of any material discrepancy in any representation by the Company and/or its officers, directors, stockholders, agents, advisers or representatives, made in writing, including but not limited to the Registration Statement, to the Representative, (v) the Company is, directly and/or indirectly, negotiating with other persons or entities of whatsoever nature relating to a possible public offering of its securities, or (vi) of any failure on the part of the Company to perform any material covenant or material agreement or satisfy any material condition of this Agreement by it to be performed or satisfied, then, in any of such events, the Company shall be obligated to reimburse the Representative for its out-of-pocket expenses on an accountable basis including, without limitation, its legal fees and disbursements, but not to exceed an aggregate of $30,000 in excess of the advances paid by the Company to the Representative in accordance with Section 6 hereof, (2) pay all reasonable "blue sky" filing fees and expenses, including "blue sky" legal fees of the Representative's counsel retained by the Company for such purpose, and (3) indemnify and hold harmless the Representative for any expenses incurred by the Company in connection with the offering including, but not limited to, printing expenses and the Company's accounting and legal fees. Should the Representative be required to account for "out-of-pocket" expenses, any expense incurred by the Representative shall be deemed to be reasonable and unobjectionable upon a reasonable showing by the Representative that such expenses were incurred, directly or indirectly, in connection with the proposed offering and/or relationship of the parties hereto, as described herein. The Representative will return to the Company any portion of the $50,000 payment previously received that is not used in the payment of accountable expenses if the offering is not completed.

                  f. Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 2, 5(a), 6, 8, 9, 10 and 12 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Representative, shall be mailed, delivered, or sent by facsimile transmission and confirmed by original letter, to J.P. Turner & Company, L.L.C., 5445 DTC Parkway, Suite 940, Greenwood Village, Colorado 80111, Attention: Keith Koch, with a copy to Harold M. Golz, Esq., Krys Boyle P.C., 600 17th Street, Suite 2700 S. Denver, Colorado, 80202; or if sent to the Company shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to Centennial Specialty Foods Corporation, 400 Inverness Parkway, Englewood, Colorado 80112,
Attention: J. Michael Miller, with a copy to Robert W. Walter, Esq., Holland & Hart, LLP, 8390 E. Crescent Parkway, Suite 400, Greenwood Village, Colorado 80111. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Firm Shares and Additional Shares) and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

13. Construction. This Agreement shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws. Time is of the essence in this Agreement. The parties acknowledge that this Agreement was initially prepared by the Representative, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party's role in drafting this Agreement.

         If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                          Very truly yours,

                                          CENTENNIAL SPECIALTY FOODS CORPORATION


                                          By:
                                                J. Michael Miller, President

Accepted as of the date first above written.
Greenwood Village, Colorado

J.P. TURNER & COMPANY, L.L.C.
for itself and any other Underwriters:


By:
     Keith Koch, Director of Investment Banking, Denver

                     CENTENNIAL SPECIALTY FOODS CORPORATION

                            (a Delaware corporation)

                                   SCHEDULE 1

         This Schedule sets forth the name of each Underwriter referred to in the Underwriting Agreement and the number of Shares to be sold by each underwriter.

         NAME                                               NUMBER OF SHARES
         ----                                               ----------------

         J.P. Turner & Company, L.L.C.

         Total                                              1,550,000
                                                            =========